First Citizens BancShares, Inc. Fourth Quarter 2022 Earnings Conference Call January 26, 2023

2 Agenda Page(s) Section I – 2022 Accomplishments and 2023 Strategic Objectives 4 – 6 Section II – Fourth Quarter 2022 Financial Results 7 – 29 Financial Highlights 8 Earnings Highlights 9 – 11 Notable Items 12 Net interest income and margin 13 – 15 Deposit Betas 16 Noninterest income and expense 17 – 19 Balance Sheet Highlights 20 Loans and Leases HFI 21 – 22 Deposits and Funding Mix 23 – 25 ACL and Credit Quality Trends 26 – 27 Capital 28 BOLI Early Surrender 29 Section III – Financial Outlook 30 – 31 Key Earnings Estimate Assumptions 31 Section IV – Appendix 32 – 44 Section V – Non-GAAP Reconciliations 45 – 55

3 Important Notices Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, the availability of capital and personnel, the timing and authorization of any future repurchases of our Class A common under potential share repurchase programs and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward- looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Non-GAAP Measures Certain measures in this presentation are “Non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. BancShares completed the acquisition of CIT on January 3, 2022 (the “CIT Merger”). BancShares’ financial information presented for the periods ended December 31, 2022 reflects the acquisition of CIT. Certain 2021 financial information referenced as “Combined” in this presentation reflects the combination of BancShares and CIT for historical periods prior to completion of the CIT Merger. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Combined and Adjusted financial measures are Non-GAAP. The Combined (Non-GAAP) financial measures are based on the combined historical information as reported by each company and do not constitute “pro forma” measures prepared and presented in accordance with Article 11 of Regulation S-X. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures.

2022 Accomplishments and 2023 Strategic Objectives Section I

First Citizens 2022 Accomplishments

5

2022 was a highly successful year driven by our complementary merger with CIT that positioned us well for continued growth given our diverse products, services and markets.

Integrated CIT	• Merger integration is substantially complete. • Focused on capitalizing on opportunities to create positive operating leverage by growing revenues and optimizing operations. • Achieved ~$200 million in cost savings in 2022 and expect to recognize the remaining ~$50 million of targeted cost savings in 2023.
Distributed capital	• Repurchased 1.5 million Class A common shares for $1.2 billion during the third and fourth quarters. • Repurchase estimated to be ~10% accretive to 2023 EPS with TBV earnback period of ~3 years.
Produced strong operating leverage	• Adjusted pre-provision net revenue was up $557 million, or by 45.5% over 2021. • Net interest margin expanded driven by strong loan growth and a higher yield on earning assets. • Full year operating leverage was 14.7%. • Our adjusted efficiency ratio declined from 64.3% in 2021 to 56.4% in 2022. Our fourth quarter ratio was 54.1%.
Focused on our customers	• Loans grew by $5.6 billion, or 8.5%, driven by solid performance in both the General and Commercial banks. • Despite a challenging environment for deposits driven by unprecedented quantitative tightening, we experienced modest growth in noninterest-bearing accounts and only a slight decline in total deposits.
Upheld our risk culture	• Credit quality remains strong despite economic uncertainty. • Risk management practices continue to evolve to position us to meet the requirements of the large financial institution framework.

First Citizens BancShares

forever first

Note – Pre-provision net revenue, operating leverage and efficiency ratio are adjusted (Non-GAAP). Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. Changes between periods are calculated as if BancShares and CIT were combined on January 1, 2021. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 33-35 of the Appendix

6 First Citizens 2023 Strategic Objectives Grow Core Lines of Business – Allocate capital and investments to grow lines of business with the highest returns and opportunity. Scale Talent with an Eye Toward the Future – Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Optimize Capital & Core Funding – Continue to optimize core funding by growing lower cost deposits. – Use innovation to facilitate growth, expand revenue opportunities and reduce cost of delivery while building a foundation for the future. Manage Risk Effectively – Continue to manage risk within our defined risk appetite. – Align risk management activities to support our move to the large financial institution framework. Maintain Positive Operating Leverage – Identify areas to enhance revenue and control costs beyond merger synergy goals.

Fourth Quarter 2022 Financial Results Section II

Financial Highlights

8

	Quarter-to-date						Year-to-date			
	Dec 22		Sep 22		Dec 21		Dec 22		Dec 21	
	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)	Reported	Adjusted (Non-GAAP)
EPS (1)	$ 16.67	$ 20.94	$ 19.25	$ 20.77	$ 12.09	$ 12.82	$ 67.40	$ 77.24	$ 53.88	$ 51.88
ROE (1)	11.05 %	13.89 %	12.49 %	13.47 %	10.96 %	11.63 %	11.15 %	12.78 %	12.84 %	12.36 %
ROTCE (1)	11.70 %	14.71 %	13.17 %	14.20 %	12.00 %	12.72 %	11.78 %	13.50 %	14.12 %	13.60 %
ROA (2)	0.93 %	1.15 %	1.16 %	1.24 %	1.20 %	1.09 %	1.01 %	1.15 %	1.33 %	1.10 %
PPNR ROA (2)	1.70 %	1.81 %	1.72 %	1.86 %	1.33 %	1.17 %	1.84 %	1.64 %	1.41 %	1.11 %
NIM (2)	3.36 %	3.36 %	3.40 %	3.40 %	2.56 %	2.56 %	3.14 %	3.14 %	2.55 %	2.55 %
Net charge-off ratio (2)	0.14 %	0.14 %	0.10 %	0.10 %	0.04 %	0.04 %	0.12 %	0.12 %	0.08 %	0.08 %
Efficiency ratio (2)	61.74 %	54.08 %	61.91 %	53.32 %	65.40 %	62.51 %	60.50 %	56.40 %	64.43 %	64.34 %

(1) For QTD & YTD December 2021, reported and adjusted (Non-GAAP) ratios for EPS, ROE and ROTCE are for BancShares and do not include CIT results.
(2) For QTD & YTD December 2021, reported and adjusted (Non-GAAP) ratios for ROA, PPNR ROA, NIM, net charge-off ratio and efficiency ratio are presented as if BancShares and CIT were combined during the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported ratios (GAAP), refer to page 35 of the Appendix.

First Citizens BancShares

forever first

Note – Adjusted ratios exclude notable items outlined on page 12. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

9

Quarter-to-Date Earnings Highlights

($ in millions)

Reported

	QTD			Increase (decrease)			
				3Q22		4Q21	
	4Q22	3Q22	4Q21	$	%	$	%
Net interest income	$ 802	$ 795	$ 619	$ 7	0.9 %	$ 183	29.6 %
Noninterest income	429	433	464	(4)	(0.9)	(35)	(7.5)
Net revenue	1,231	1,228	1,083	3	0.2	148	13.7
Noninterest expense	760	760	709	0	0.0	51	7.2
Pre-provision net revenue	471	468	374	3	0.6	97	25.9
Provision (benefit) for credit losses	79	60	(78)	19	31.7	157	(201.3)
Income before income taxes	392	408	452	(16)	(3.9)	(60)	(13.3)
Income taxes	135	93	113	42	45.2	22	19.5
Net income	257	315	339	(58)	(18.4)	(82)	(24.2)
Preferred stock dividends	14	12	16	2	16.7	(2)	(12.5)
Net income available to common stockholders	$ 243	$ 303	$ 323	$ (60)	(19.8)%	$ (80)	(24.8)%

Adjustment for notable items	4Q22	3Q22	4Q21
Noninterest income	$ (139)	$ (145)	$ (200)
Noninterest expense	(170)	(183)	(157)
Provision for credit losses	—	—	—
Income taxes	(32)	15	(11)

Adjusted (Non-GAAP)

	QTD			Increase (decrease)			
				3Q22		4Q21	
	4Q22	3Q22	4Q21	$	%	$	%
Net interest income	$ 802	$ 795	$ 619	$ 7	0.9 %	$ 183	29.6 %
Noninterest income	290	288	264	2	0.7	26	9.8
Net revenue	1,092	1,083	883	9	0.8	209	23.7
Noninterest expense	590	577	552	13	2.3	38	6.9
Pre-provision net revenue	502	506	331	(4)	(0.8)	171	51.7
Provision (benefit) for credit losses	79	60	(78)	19	31.7	157	(201.3)
Income before income taxes	423	446	409	(23)	(5.2)	14	3.4
Income taxes	103	108	102	(5)	(4.6)	1	1.0
Net income	320	338	307	(18)	(5.3)	13	4.2
Preferred stock dividends	14	12	16	2	16.7	(2)	(12.5)
Net income available to common stockholders	$ 306	$ 326	$ 291	$ (20)	(6.1)%	$ 15	5.2 %

Highlights

Note: The commentary below relates to "Reported (GAAP)" income statements.

4Q22 vs. 3Q22

- Net interest income increased by $7 million primarily due to a higher yield on earning assets and loan growth, partially offset by higher funding costs and average balances.
- Noninterest income declined by $4 million. The change was primarily due to declines in other noninterest income (spread among various accounts), partially offset by higher rental income on operating leases, factoring commissions, service charges on deposit accounts and insurance commissions.
- Noninterest expense was unchanged. Marketing costs related to the Direct Bank increased, but were offset by a net decline in other operating expenses.
- Provision for credit losses increased by $19 million primarily due to changes in reserves on individually evaluated loans, an increase in net charge-offs, loan growth and deterioration in the economic outlook, partially offset by a change in portfolio mix.
- Income tax expense includes a $55 million charge related to the strategic surrender of $1.2 billion in BOLI policies. (1)

4Q22 vs. 4Q21

- Net interest income increased by $183 million primarily due to a higher yield on earning assets and loan growth, partially offset by higher funding costs.
- Noninterest income declined by $35 million primarily due to lower other income (spread among various accounts), lower gains on asset and loan sales, factoring commissions and service charges on deposits, partially offset by higher rental income on operating leases, other fee income and cardholder services income.
- Noninterest expense increased $51 million primarily due to higher personnel, merger and marketing expenses, partially offset by lower professional fees and FDIC insurance expense.
- Provision for credit losses increased by $157 million due to a net provision build in 2022 versus a net provision benefit in 2021.

First Citizens BancShares

forever first

Note – Adjusted amounts exclude notable items detailed on page 12. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. The financial data provided for 2021 is presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 34 of the Appendix.
(1) Page 29 provides additional details on the impacts of the BOLI surrender.

10

Quarter-to-Date Earnings Highlights

($ in millions)

Reported

	QTD			Increase (decrease)			
				3Q22		4Q21	
	4Q22	3Q22	4Q21	$	%	$	%
Net interest income	$ 802	$ 795	$ 619	$ 7	0.9 %	$ 183	29.6 %
Noninterest income	429	433	464	(4)	(0.9)	(35)	(7.5)
Net revenue	**1,231**	**1,228**	**1,083**	3	0.2	148	13.7
Noninterest expense	760	760	709	0	0.0	51	7.2
Pre-provision net revenue	**471**	**468**	**374**	3	0.6	97	25.9
Provision (benefit) for credit losses	79	60	(78)	19	31.7	157	(201.3)
Income before income taxes	**392**	**408**	**452**	(16)	(3.9)	(60)	(13.3)
Income taxes	135	93	113	42	45.2	22	19.5
Net income	**257**	**315**	**339**	**(58)**	**(18.4)**	**(82)**	**(24.2)**
Preferred stock dividends	14	12	16	2	16.7	(2)	(12.5)
Net income available to common stockholders	**$ 243**	**$ 303**	**$ 323**	**$ (60)**	**(19.8)%**	**$ (80)**	**(24.8)%**

Adjustment for notable items	4Q22	3Q22	4Q21
Noninterest income	$ (139)	$ (145)	$ (200)
Noninterest expense	(170)	(183)	(157)
Provision for credit losses	—	—	—
Income taxes	(32)	15	(11)

Adjusted (Non-GAAP)

	QTD			Increase (decrease)			
				3Q22		4Q21	
	4Q22	3Q22	4Q21	$	%	$	%
Net interest income	$ 802	$ 795	$ 619	$ 7	0.9 %	$ 183	29.6 %
Noninterest income	290	288	264	2	0.7	26	9.8
Net revenue	**1,092**	**1,083**	**883**	9	0.8	209	23.7
Noninterest expense	590	577	552	13	2.3	38	6.9
Pre-provision net revenue	**502**	**506**	**331**	(4)	(0.8)	171	51.7
Provision (benefit) for credit losses	79	60	(78)	19	31.7	157	(201.3)
Income before income taxes	**423**	**446**	**409**	(23)	(5.2)	14	3.4
Income taxes	103	108	102	(5)	(4.6)	1	1.0
Net income	**320**	**338**	**307**	**(18)**	**(5.3)**	**13**	**4.2**
Preferred stock dividends	14	12	16	2	16.7	(2)	(12.5)
Net income available to common stockholders	**$ 306**	**$ 326**	**$ 291**	**$ (20)**	**(6.1)%**	**$ 15**	**5.2 %**

Highlights

Note: The commentary below relates to "Adjusted (Non-GAAP)" income statements.

4Q22 vs. 3Q22

- Net interest income increased by $7 million due to the same reasons outlined on the reported slide.
- Noninterest income increased by $2 million. The increase was primarily due to higher rental income on operating leases, factoring commissions, service charges on deposits and insurance commissions, partially offset by a decline in other noninterest income (spread among various accounts).
- Noninterest expense increased by $13 million primarily due to a $6 million increase in marketing costs related to the Direct Bank, with the remainder spread among various accounts.
- Provision for credit losses increased by $19 million due to the same reasons outlined on the reported slide.

4Q22 vs. 4Q21

- Net interest income increased by $183 million due to the same reasons outlined on the reported slide.
- Noninterest income increased by $26 million primarily due to higher rental income on operating leases, other fee income and cardholder services income, partially offset by lower factoring commissions and service charges on deposits.
- Noninterest expense increased $38 million primarily due to higher personnel and marketing expenses, partially offset by lower FDIC insurance expense and professional fees.
- Provision for credit losses increased by $157 million due to the same reasons outlined on the reported slide.

First Citizens BancShares

forever first

Note – Adjusted amounts exclude notable items detailed on page 12. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. The financial data provided for 2021 is presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 34 of the Appendix.

11

Year-to-Date Earnings Highlights

($ in millions)

Reported	YTD Dec 2022	YTD Dec 2021	Increase (decrease) vs. YTD 21 $	Increase (decrease) vs. YTD 21 %
Net interest income	$ 2,946	$ 2,441	$ 505	20.7 %
Noninterest income	2,136	1,940	196	10.1
Net revenue	**5,082**	**4,381**	**701**	**16.0**
Noninterest expense	3,075	2,823	252	8.9
Pre-provision net revenue	**2,007**	**1,558**	**449**	**28.8**
Provision (benefit) for credit losses	645	(373)	1,018	(272.9)
Income before income taxes	**1,362**	**1,931**	**(569)**	**(29.5)**
Income taxes	264	461	(197)	(42.7)
Net income	**1,098**	**1,470**	**(372)**	**(25.3)**
Preferred stock dividends	50	48	2	4.2
Net income available to common stockholders	**$ 1,048**	**$ 1,422**	**$ (374)**	**(26.3)%**

Adjustment for notable items	YTD Dec 22	YTD Dec 21
Noninterest income	$ (995)	$ (944)
Noninterest expense	(770)	(611)
Provision for credit losses	(513)	—
Income taxes	135	(79)

Adjusted (Non-GAAP)	YTD Dec 2022	YTD Dec 2021	Increase (decrease) vs. YTD 21 $	Increase (decrease) vs. YTD 21 %
Net interest income	$ 2,946	$ 2,441	$ 505	20.7 %
Noninterest income	1,141	996	145	14.6
Net revenue	**4,087**	**3,437**	**650**	**18.9**
Noninterest expense	2,305	2,212	93	4.2
Pre-provision net revenue	**1,782**	**1,225**	**557**	**45.5**
Provision (benefit) for credit losses	132	(373)	505	(135.4)
Income before income taxes	**1,650**	**1,598**	**52**	**3.3**
Income taxes	399	382	17	4.5
Net income	**1,251**	**1,216**	**35**	**2.9**
Preferred stock dividends	50	48	2	4.2
Net income available to common stockholders	**$ 1,201**	**$ 1,168**	**$ 33**	**2.8 %**

Highlights

Note: The commentary below relates to "Reported (GAAP)" income statements.

YTD 22 vs. YTD 21

- Net interest income increased by $505 million primarily due to a higher yield on earning assets, loan growth and lower borrowings costs, partially offset by higher deposit costs, lower SBA-PPP interest and fee income and lower accretion income.
- Noninterest income increased by $196 million primarily due to higher rental income on operating leases, card income, other fee income and wealth management fees. Other changes included a $431 million bargain purchase gain, partially offset by lower gains on asset and loan sales and lower other income.
- Noninterest expense increased by $252 million due to higher merger expenses, personnel costs, marketing costs associated with the Direct Bank and third-party processing fees, partially offset by lower intangible asset amortization, FDIC insurance expense and professional fees.
- Provision for credit loss, adjusted for the Day 2 CECL provision of $513 million, increased by $505 million due to a net provision build in 2022 driven primarily by deterioration in CECL macroeconomic forecasts and loan growth, versus a net provision benefit in 2021.

Note: The commentary below relates to "Adjusted (Non-GAAP)" income statements.

YTD 22 vs. YTD 21

- Noninterest income increased by $145 million primarily due to higher rental income on operating leases, other fee income, wealth management fees and card income.
- Noninterest expense increased by $93 million due to higher personnel costs, marketing costs associated with the Direct Bank and third-party processing fees, partially offset by lower FDIC insurance expense and professional fees.

First Citizens BancShares
forever first

Note – Adjusted amounts exclude notable items detailed on page 12. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. The financial data provided for 2021 is presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 34 of the Appendix.

Notable Items (1)

($ in millions, except per share data)

	BancShares 4Q22	BancShares 3Q22	Combined 4Q21	BancShares YTD 22	Combined YTD 21
Rental income on operating lease equipment (2)	$ (135)	$ (139)	$ (140)	$ (534)	$ (550)
Realized gain on sale of investment securities available for sale, net	—	—	—	—	(147)
Fair value adjustment on marketable equity securities, net	(2)	2	(7)	3	(38)
Gain on sale of leasing equipment, net	(2)	(2)	(26)	(15)	(104)
Gain on acquisition	—	—	—	(431)	—
Gain on extinguishment of debt	—	(1)	—	(7)	—
Other noninterest income (3)	—	(5)	(27)	(11)	(105)
Impact on adjusted noninterest income	$ (139)	$ (145)	$ (200)	$ (995)	$ (944)
Depreciation on operating lease equipment (2)	$ (88)	$ (87)	$ (88)	$ (345)	$ (341)
Maintenance and other operating lease expenses (2)	(47)	(52)	(52)	(189)	(209)
Salaries and benefits	—	—	6	—	14
Merger-related expenses	(29)	(33)	(12)	(231)	(37)
Intangible asset amortization	(6)	(5)	(11)	(23)	(45)
Other noninterest expense (4)	—	(6)	—	18	7
Impact on adjusted noninterest expense	$ (170)	$ (183)	$ (157)	$ (770)	$ (611)
CECL Day 2 provision and reserve for unfunded commitments	—	—	—	(513)	—
Provision for credit losses - total adjustments	$ —	$ —	$ —	$ (513)	$ —
Impact on adjusted pre-tax income	$ 31	$ 38	$ (43)	$ 288	$ (333)
Income tax impact (5) (6)	(32)	15	(11)	135	(79)
Impact on adjusted net income	$ 63	$ 23	$ (32)	$ 153	$ (254)
Impact on adjusted diluted EPS	$ 4.27	$ 1.52	N/A (7)	$ 9.84	N/A (7)

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze the Company's performance. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.

(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

(3) Primarily includes the following: 3Q22- contract settlement with a rail customer; YTD22- contract settlement with rail customer and gain on sale of other assets; 2021 periods- legacy CIT notables related to the non-GAAP Combined results of operations.

(4) Primarily includes the following: 3Q22- impairment of a bank owned facility; YTD22- impairment of a bank owned facility and termination of two post retirement benefit plans; 2021 periods- legacy CIT notables related to the non-GAAP Combined results of operations.

(5) Includes $55 million of tax expense related to the early surrender of BOLI policies. During 4Q22, management decided to early surrender $1.2 billion of BOLI policies. This triggered a taxable gain of $160 million and resulted in tax expense of $55 million.

(6) For the non-GAAP Combined periods of 2021, a blended tax rate was applied to each period to arrive at the adjusted net income. For 2022 periods the income tax impact includes tax discrete items and changes in the estimated annualized effective tax rate.

(7) The non-GAAP Combined EPS impact for 2021 periods is not shown given different share totals for each legacy institution.

First Citizens BancShares

Note – Refer to the Non-GAAP Section V of this presentation.

forever first

12

13

Net interest income and margin (NIM)

($ in millions)



$7 million & (4 bps)
$505 million & 59 bps
$619
$649
$700
$795
$802
$2,441
$2,946
2.56%
2.73%
3.04%
3.40%
3.36%
2.55%
3.14%
4Q21
1Q22
2Q22
3Q22
4Q22
YTD Dec 21
YTD Dec 22
NII
NIM

Highlights

4Q22 vs 3Q22

Net interest income increased by $7 million due to a $134 million increase in interest income, partially offset by a $127 million increase in interest expense. The change in net interest income was primarily due to the following:

- $107 million increase in interest income on loans due to a higher yield and growth,
- $25 million increase in interest income on overnight investments due to a higher yield; partially offset by,
- $98 million increase in interest expense on deposits due to a higher rate paid and average balance, and
- $29 million increase in borrowing costs due to a higher rate and an increase in average balance.

NIM declined 4 basis points from 3.40% to 3.36% due to a 53 basis points increase in the cost of funding earning assets, only partially offset by a 49 basis points increase in the yield on earnings assets. See the following page for a rollforward of NIM between 3Q22 and 4Q22.

4Q22 vs 4Q21

Net interest income increased by $183 million due to a $307 million increase in interest income, partially offset by a $124 million increase in interest expense. The change in net interest income was primarily due to the following:

- $224 million increase in interest income on loans due to a higher yield and growth, partially offset by lower SBA-PPP interest and fee income,
- $51 million increase in interest income on overnight investments due to a higher yield, despite a lower average balance,
- $32 million increase in interest income on investment securities due to a higher yield and average balance; partially offset by,
- $123 million increase in interest expense on deposits due to a higher rate paid.

NIM expanded from 2.56% to 3.36%. See the following page for a rollforward of NIM between 4Q21 and 4Q22.

YTD December 2022 vs YTD December 2021

Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following:

- $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA-PPP interest and fee income and lower accretion income,
- $138 million increase in interest income on investment securities due to higher yield and average balance,
- $118 million decline in interest expense on borrowings due to a lower rate and average balance,
- $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a
- $96 million increase in interest expense on deposits due to a higher rate paid.

NIM expanded from 2.55% to 3.14%.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 33-35 of the Appendix. The primary drivers of the changes in net interest income are included above and a rollforward of NIM is on the following page.

14 3.40% 0.34% 0.10% 0.05% 0.02% (0.41)% (0.14)% 3.36% 3Q22 Loan yield Yield on investments & overnight Loan volume Purchase accounting Deposit rate / volume Debt rate / volume 4Q22 2.56% 0.86% 0.31% 0.23% 0.07% 0.02% (0.55)% (0.11)% (0.03)% 3.36% 4Q21 Loan yield Yield on investments & overnight Loan volume Purchase accounting Investment volume Deposit rate / volume SBA-PPP Debt rate / volume 4Q22 4Q21 to 4Q22 (+ 80 bps) 3Q22 to 4Q22 (- 4 bps) (1) (1) The share repurchase plan had a 4 bps negative impact on NIM in the fourth quarter. Note – The financial ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported ratios, refer to page 35 of the Appendix. NIM Rollforward (1)

15 4Q22 Interest Rate Sensitivity Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of December. Actual results may differ from above. (1) Impacts to NII and NIM may change due to actual results being different than modeled expectations. Highlights • BancShares continues to have an asset sensitive interest rate risk profile. • The projected increase in net interest income over the next 12 months is 3.4% for an immediate 100 bps parallel shift (shock) in the yield curve and 1.5% for a gradual shift (ramp) of 100 bps. • Asset sensitivity is largely driven by the composition of the balance sheet, primarily due to floating rate loans and cash, as well as a strong core deposit base with modest betas. • Deposit betas are modeled at approximately 25%. • Approximately 45% of our loans are floating indexed primarily to 1-month LIBOR, 3-month LIBOR, Prime and SOFR. • The duration of our investment portfolio is ~4.3 years and helps to mitigate earnings risk in a down rate environment. (4.0)% (0.9)% 0.8% 3.4% 6.7% (1.7)% (0.4)% 0.4% 1.5% 2.9% Shock Ramp Down 100 Down 25 Up 25 Up 100 Up 200 (6.0)% (3.0)% 0.0% 3.0% 6.0% 9.0% 12.0% Illustrative impacts to NII & NIM 1Q23 2Q23 3Q23 4Q23 ($ in millions) NII NIM NII NIM NII NIM NII NIM +100 bps shock $ 19 0.08% $ 30 0.13% $ 29 0.13% $ 31 0.13% +100 bps ramp $ 1 — % $ 8 0.03% $ 15 0.06% $ 23 0.10% -100 bps ramp $ (1) — % $ (8) (0.03) % $ (17) (0.07) % $ (29) (0.12) % -100 bps shock $ (23) (0.10) % $ (33) (0.14) % $ (35) (0.15) % $ (38) (0.16) % (1) Net interest income and margin rate sensitivity

16 Deposit Beta Performance and Estimates Highlights • Expect 1Q23 cumulative deposit beta to increase 8% over the current quarter. • We expect full cycle deposit beta to be approximately 25%. • Mid/higher beta categories: ◦ 30% + beta on Direct Bank money market, savings and time deposit accounts. ◦ 10 to 30% beta on branch network money market accounts and time deposits. • Lower beta categories: ◦ 0 to 10% beta on total noninterest bearing deposits, branch network, checking with interest and savings accounts. 4Q22 - Actual 1Q23 - Estimated Cumulative Fed Funds increase 425 bps 475 bps Fed Funds target range (quarter end) 4.25 to 4.50% 4.75 to 5.00% Cumulative deposit beta 14% 22% Deposit Betas 59% 56% 41% 44% Mid/higher beta categories Lower beta categories 3Q22 4Q22

17

Noninterest income

($ in millions)



$464
$200
$264
4Q21
$850
$570
$280
1Q22
$424
$141
$283
2Q22
$433
$145
$288
3Q22
$429
$139
$290
4Q22
$1,940
$944
$996
YTD Dec 21
$2,136
$995
$1,141
YTD Dec 22
Adjusted (Non-GAAP) (1)
Notable items

Highlights

4Q22 vs 3Q22

Noninterest income decreased $4 million. Significant components of the change were:

- Rental income on operating leases increased $5 million driven by continued improvement in utilization and a higher lease rate. Depreciation and maintenance expense on operating lease equipment declined $4 million resulting in an increase in adjusted rental income of $9 million.
- Fee income generating lines of business increased $8 million (service charges on deposit accounts, factoring and insurance commissions, card services, and fee income and other service charges).
- More than offset by a $17 million decrease in other noninterest income spread among various accounts, including a prior quarter $5 million contract settlement.

4Q22 vs 4Q21

Noninterest income decreased $35 million. Significant components of the change were:

- Gains on loan and asset sales declined $52 million.
- Factoring commissions declined $7 million due to the elimination of COVID related surcharges.
- Service charges on deposit accounts declined $4 million due to the elimination of certain NSF/OD fees in 2022.
- Other noninterest income declined $3 million spread among various accounts.
- Partially offset by a $20 million increase in rental income on operating leases due to the same reasons as the linked quarter. A $5 million decline in depreciation and maintenance expense on operating lease equipment resulting in an increase in adjusted rental income of $25 million.
- Fee income and other service charges increased $6 million, primarily due to higher capital markets and portfolio servicing fees while cardholder services income increased by $5 million driven by increased volume.

YTD22 vs YTD21

Noninterest income increased $196 million. Significant components of the change were:

- Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income.
- Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees.
- Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management.
- Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales.

First Citizens BancShares

forever first

Note – The financial data provided on this slide is presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 34 of the Appendix.
(1) Adjusted noninterest income is Non-GAAP and excludes notable items as detailed on page 12.

18

Noninterest expense

($ in millions)


$709
$157
$552
4Q21
$810
$238
$572
1Q22
$745
$179
$566
2Q22
$760
$183
$577
3Q22
$760
$170
$590
4Q22
$2,823
$611
$2,212
YTD Dec 21
$3,075
$770
$2,305
YTD Dec 22
Adjusted (Non-GAAP) (1)
Notable items

Highlights

4Q22 vs 3Q22

Noninterest expense was unchanged for the quarter. Significant components within noninterest expense changed as follows:

- Marketing costs increased $6 million due to higher expenses in the Direct Bank.
- Net occupancy expense increased $3 million primarily due to increased repairs and utilities costs.
- Maintenance and depreciation expenses on operating leases declined $4 million.
- Merger-related expenses declined $4 million.
- Other noninterest expenses declined $1 million spread among various accounts.

Efficiency ratio declined slightly from 61.91% to 61.74%. **Adjusted efficiency ratio** increased modestly from 53.32% to 54.08%.

4Q22 vs 4Q21

Noninterest expense increased $51 million. Significant components of the change were:

- Salaries and benefits expense increased $26 million, primarily due to net staff additions, wage increases and revenue-based incentives.
- Merger-related expenses increased $17 million.
- Marketing costs increased $13 million for the same reason as the linked quarter increase.
- Other operating expenses were up $13 million spread among various line items;
- Partially offset by a $7 million decline in professional fees, a $6 million reduction in FDIC insurance premiums, and a $5 million decline in maintenance and depreciation expenses on operating leases.

Efficiency ratio improved from 65.40% to 61.74%. **Adjusted efficiency ratio** improved from 62.51% to 54.08% as adjusted net revenue grew 24% and adjusted noninterest expense grew 7%.

YTD22 vs YTD21

Noninterest expense increased $252 million. Significant components of the change were:

- Merger-related expenses increased $194 million.
- Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue-based incentives and temporary personnel costs, partially offset by net staff reductions.
- Marketing costs increased $23 million due to the same reasons as the quarterly increases.
- Third-party processing expenses increased $14 million and other operating expenses increased $14 million;
- Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees.

Efficiency ratio improved from 64.43% to 60.50%. **Adjusted efficiency ratio** improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%.

First Citizens BancShares
forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 34-35 of the Appendix.
(1) Adjusted noninterest expense is Non-GAAP and excludes notable items as detailed on page 12.

19 60%18% 18% 4% Personnel ($352) Other expense ($107) Occupancy & equipment ($105) Third-party processing fees ($26) 31% 15% 12% 12% 9% 9% 8% 4% Adjusted rental income on operating lease equipment ($89) Fee income and other service charges ($45) Wealth management services ($35) Cardholder and merchant services, net ($34) Factoring commissions ($26) Other income ($25) Service charges on deposit accounts ($23) Insurance commissions ($13) Adjusted noninterest income (Non-GAAP) Adjusted noninterest expense (Non-GAAP) Note - Adjusted noninterest income and adjusted noninterest expense are Non-GAAP and exclude notable items as detailed on page 12. Refer to Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures. 4Q22 Noninterest income and expense composition ($ in millions)

20

Balance Sheet Highlights

($ in millions, except per share data)

				Increase (decrease)			
				4Q22 vs 3Q22 [4]		4Q22 vs 4Q21 [4]	
SELECT BALANCES [1]	4Q22	3Q22	4Q21	$	%	$	%
Interest-earning deposits at banks	$ 5,025	$ 6,172	$ 11,989	$ (1,147)	(73.8)%	$ (6,964)	(58.1)%
Investment securities	19,369	18,841	19,707	528	11.1	(338)	(1.7)
Loans and leases	70,781	69,790	65,211	991	5.6	5,570	8.5
Operating lease equipment, net [2]	8,156	7,984	8,024	172	8.6	132	1.6
Deposits	89,408	87,553	90,777	1,855	8.4	(1,369)	(1.5)
Borrowings	6,645	8,343	6,035	(1,698)	(80.7)	610	10.1
Tangible common stockholders' equity (non-GAAP)	8,295	8,461	9,709	(166)	(7.7)	(1,414)	(14.6)
Common stockholders' equity	8,781	8,952	10,176	(171)	(7.6)	(1,395)	(13.7)
Total stockholders' equity	9,662	9,833	11,041	(171)	(6.9)	(1,379)	(12.5)

				Increase (decrease)	
KEY METRICS	4Q22	3Q22	4Q21	4Q22 vs 3Q22	4Q22 vs 4Q21
Common equity Tier 1 (CET1) capital ratio [3]	10.08 %	10.37 %	11.50 %	(0.29)%	(1.42)%
Book value per common share [3]	$ 605.36	$ 597.75	$ 447.95	$ 7.61	$ 157.41
Tangible book value per common share (non-GAAP) [3]	$ 571.89	$ 564.97	$ 410.74	$ 6.92	$ 161.15
Tangible capital to tangible assets [1]	7.62 %	7.78 %	8.74 %	(0.16)%	(1.12)%
Loan to deposit ratio [1]	79.17 %	79.71 %	71.84 %	(0.54)%	7.33 %
ACL to total loans and leases [1]	1.30 %	1.26 %	1.37 %	0.04 %	(0.07)%
Noninterest bearing deposits to total deposits [1]	27.87 %	30.37 %	27.20 %	(2.50)%	0.67 %

(1) The financial data and ratios provided are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 33 - 35 of the Appendix.
(2) Operating lease equipment, net includes $7.4 billion of rail assets.
(3) 4Q21 ratios for CET1, book value per common share and tangible book value per common share are BancShares and do not include legacy CIT balances.
(4) Percent change is annualized and is calculated using unrounded numbers.

First Citizens BancShares

forever first

21

Loans and Leases HFI

($ in millions)



$65,211
$15,132
$50,079
4Q21
$65,524
$15,423
$50,101
1Q22
$67,735
$16,258
$51,477
2Q22
$69,790
$16,830
$52,960
3Q22
$70,781
$17,326
$53,455
4Q22
Commercial
Consumer

Highlights

4Q22 vs 3Q22

- Loans grew $1.0 billion, or by 5.6% on an annualized basis.
- Growth was driven primarily by our branch network, Mortgage and Business Capital, partially offset by declines in Commercial Services and Real Estate Finance.
- The primary drivers of the growth by loan type were residential mortgage loans, owner occupied commercial mortgage loans and non-owner occupied commercial mortgage loans.

4Q22 vs 4Q21

- Loans grew $5.6 billion, or by 8.5%.
- Growth was driven primarily by our branch network, Commercial Finance and Mortgage, partially offset by declines in Real Estate Finance.
- The primary drivers of the growth by loan type were residential mortgage loans, commercial & industrial, owner occupied commercial mortgage loans and non-owner occupied commercial mortgage loans.

First Citizens BancShares

forever first

Note – The financial data provided on this slide is presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to page 33 of the Appendix. Rail assets / operating leases are not included in the loan totals.

22 34% 20% 19% 14% 4% 3% 3% 3% Commercial & industrial ($24.1) Owner-occupied commercial mortgage ($14.5) Residential mortgage ($13.3) Non-owner-occupied commercial mortgage ($9.9) Commercial construction ($2.8) Leases ($2.2) Consumer other ($2.1) Revolving mortgage ($1.9) Note – Rail assets / operating leases are not included in the loan totals. The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 23% 9% 8% 42% 13% 2% 3% Commercial Finance ($16.5) Real Estate Finance ($6.0) Business Capital ($5.3) Branch Network & Wealth ($29.9) Mortgage ($9.5) Consumer Indirect ($1.2) Other ($2.4) Commercial Banking: General Banking: Type Segment 4Q22 Loans and Leases HFI Composition ($ in billions)

23

Deposits

($ in millions)


$90,777
$24,689
$66,088
23 bps
4Q21
$91,597
$25,867
$65,730
17 bps
1Q22
$89,329
$26,576
$62,753
19 bps
2Q22
$87,553
$26,587
$60,966
35 bps
3Q22
$89,408
$24,922
78 bps
$64,486
4Q22
Interest-bearing
Noninterest-bearing
Cost of deposits

Highlights

4Q22 vs. 3Q22

- Total deposits increased $1.9 billion, or by 8.4% on an annualized basis.
- Interest-bearing deposits increased $3.5 billion, primarily due to a $2.3 billion increase in time deposits and a $1.9 billion increase in savings accounts, partially offset by a $0.8 billion decrease in money market deposits.
- Noninterest-bearing deposits declined $1.7 billion driven by a reduction in commercial deposit balances.

4Q22 vs. 4Q21

- Total deposits decreased $1.4 billion, or by 1.5%.
- Interest-bearing deposits decreased $1.6 billion, primarily driven by decreases of $4.9 billion in money market deposits, partially offset by a $2.8 billion increase in savings accounts and a $0.6 billion increase in time deposits.
- The reduction in money market accounts was primarily concentrated in acquired higher cost Direct Bank accounts and acquired branches.
- Noninterest-bearing deposits increased by $0.2 billion.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to pages 33 - 35 of the Appendix.

24 68% 18% 8% 4% 2% Branch Network, Wealth & Other ($60.7) Direct Bank ($16.5) Community Association Banking ($7.2) Commercial Bank ($3.2) Corporate ($1.8) Note – The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 42% 28% 18% 12% Money market & savings ($37.7) Noninterest-bearing demand ($24.9) Checking with interest ($16.2) Time deposits ($10.6) General Banking: Commercial Banking and Corporate: Type Segment 4Q22 Deposit Composition ($ in billions)

25 0.62% 0.35% 0.34% 0.65% 1.35% 0.32% 0.24% 0.26% 0.50% 1.12% 0.23% 0.17% 0.19% 0.35% 0.78% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 4Q21 1Q22 2Q22 3Q22 4Q22 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 QTD Change 4Q22 3Q22 2Q22 1Q22 4Q21 Linked Quarter Prior Year Quarter Total deposits $ 89,408 93.1% $ 87,553 91.3% $ 89,329 95.2% $ 91,597 96.5% $ 90,777 93.8% $ 1,855 $ (1,369) Securities sold under customer repurchase agreements 436 0.5 578 0.6 646 0.7 616 0.6 589 0.6 (142) (153) Federal Home Loan Bank borrowings 4,250 4.3 5,800 6.0 1,785 1.9 639 0.7 645 0.7 (1,550) 3,605 Senior unsecured borrowings 885 0.9 888 0.9 892 1.0 895 1.0 3,742 3.8 (3) (2,857) Subordinated debt 1,049 1.1 1,052 1.1 1,055 1.1 1,058 1.1 973 1.0 (3) 76 Other borrowings 25 0.1 25 0.1 81 0.1 84 0.1 86 0.1 0 (61) Total deposits and borrowed funds $ 96,053 100% $ 95,896 100% $ 93,788 100% $ 94,889 100% $ 96,812 100% $ 157 $ (759) Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data, refer to pages 33-35 of the Appendix. Totals may not foot due to rounding. Funding Mix ($ in millions)

26 $(78) $(49) $42 $60 $79 Provision (benefit) for credit losses 4Q21 1Q22 2Q22 3Q22 4Q22 $(100) $(50) $0 $50 $100 ACL and Credit Quality Trends ($ in millions) Net charge-offs (NCO) & NCO ratio Provision (benefit) for credit losses $7 $15 $22 $18 $24 0.04% 0.09% 0.13% 0.10% 0.14% NCO $ NCO ratio 4Q21 1Q22 2Q22 3Q22 4Q22 $0 $5 $10 $15 $20 $25 $30 $518 $538 $513 $454 $627 0.79% 0.82% 0.76% 0.65% 0.89% Nonaccrual loans Nonaccrual loans to total loans 4Q21 1Q22 2Q22 3Q22 4Q22 $0 $100 $200 $300 $400 $500 $600 $700 $800 Nonaccrual loans / total loans & leases HFI ACL & ACL ratio $891 $848 $850 $882 $922 1.37% 1.29% 1.26% 1.26% 1.30% ACL ACL ratio 4Q21 1Q22 2Q22 3Q22 4Q22 $0 $200 $400 $600 $800 $1,000 $1,200 (1) Note – The financial data and ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares reported data and ratios, refer to pages 33-35 of the Appendix. (1) Excludes $513 million of CECL Day 2 provision expense.

27

Allowance for credit losses (ACL)

($ in millions)


3Q22 to 4Q22
$882
3Q22
$(8)
Portfolio mix
$7
Economic outlook
$12
Loan growth
$29
Change in specific reserves
$922
4Q22

ACL / Net charge-offs


32.4x
14.4x
9.4x
12.9x
9.3x
4Q21
1Q22
2Q22
3Q22
4Q22
ACL / NCO ratio

Highlights

4Q22 vs 3Q22

- Total ACL increased $40 million compared to the linked quarter.
- Factors contributing to the increase in the ACL were an increase in specific reserves on individually evaluated loans, portfolio growth and deterioration in the CECL macroeconomic outlook.
- These were partially offset by a decline related to portfolio mix due to a shift to portfolios with lower reserve rates.
- The ACL provided 9.3 times coverage of annualized quarterly net charge-offs.

First Citizens BancShares
forever first

Note – The financial ratios provided on this slide are presented as if BancShares and CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures. For the BancShares 2021 reported data and ratios, refer to pages 33-35 of the Appendix.

28

Capital

Risk-based capital ratios


14.35%
12.47%
11.50%
14.47%
12.39%
11.34%
14.46%
12.37%
11.35%
13.46%
11.36%
10.37%
13.18%
11.06%
10.08%
4Q21
1Q22
2Q22
3Q22
4Q22
CET1
Tier 1
Total

Capital ratio rollforward

	Risk-Based Capital Total	Risk-Based Capital Tier 1	Risk-Based Capital CET1	Tier 1 Leverage
December 31, 2021	**14.35%**	**12.47%**	**11.50%**	**7.59%**
CIT acquisition - net	(0.04)%	(0.26)%	(0.36)%	1.50%
Pro forma combined - January 3, 2022	**14.31%**	**12.21%**	**11.14%**	**9.09%**
Net income	1.23%	1.23%	1.23%	0.97%
Common dividends	(0.04)%	(0.04)%	(0.04)%	(0.04)%
Preferred dividends	(0.06)%	(0.06)%	(0.06)%	(0.05)%
Stock repurchases	(1.43)%	(1.43)%	(1.43)%	(1.15)%
Risk-weighted/average assets	(0.99)%	(0.84)%	(0.77)%	0.09%
SBA-PPP decline	0.00%	0.00%	0.00%	0.13%
Other	0.16%	(0.01)%	0.01%	0.02%
December 31, 2022	**13.18%**	**11.06%**	**10.08%**	**9.06%**
Change since 4Q21	**(1.17)%**	**(1.41)%**	**(1.42)%**	**1.47%**

Tier 1 Leverage ratio


7.59%
9.55%
9.85%
9.31%
9.06%
4Q21
1Q22
2Q22
3Q22
4Q22
Tier 1 Leverage ratio

Tangible book value per share (Non-GAAP)


$410.74
$169.52
$69.15
($49.70)
($25.66)
($2.16)
$571.89
4Q21
CIT acquisition
Retained earnings
AOCI
Share repurchases
Common dividends
4Q22

First Citizens BancShares

forever first

Note – The financial ratios provided on this slide are BancShares and do not include CIT balances. Capital ratios are preliminary pending completion of quarterly regulatory filings. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

29 BOLI Early Surrender Summary • Liquidity feature of BOLI provides option to early surrender the policies back to the insurance carrier • Surrendering the policies triggers a taxable event ($55 million charge)(1) Benefits • Material benefit to balance sheet liquidity on day one • Capital accretive on day one • Earnings accretive after day one • Cumulative earnings earnback approximately 2 years (1) During 4Q22, management decided to early surrender $1.2 billion of BOLI policies which triggered a taxable gain of $160 million and resulted in tax expense of $55 million.

Financial Outlook Section III

31

Key Earnings Estimate Assumptions

Metric	4Q22	1Q23 - Projected	FY23 - Projected
Loans and leases	**$70.8 billion**	Flat to low-single digit % annualized growth	Mid-single digit % annualized growth
Deposits	**$89.4 billion**	High-single digit % annualized growth	Mid-single digit % annualized growth
Interest rates		50 bps increase in FFR in 1Q23 (ending FF effective rate of 4.75% - 5.00%)	FFR to peak at 5.00% - 5.25%, with 50 bps of cuts in 2H23
Net interest income	**$802 million**	Flat to slightly low-single digit % decline; margin stable	Mid-teens % growth YoY; margin stable to moderately increasing
Net charge-off ratio (annualized/annual)	**14 bps**	15 - 25 bps	20 - 30 bps
Adjusted noninterest income (1)	**$290 million**	Flat to low-single digit % decline	Flat to low-single digit % growth
Adjusted noninterest expense (2)	**$590 million**	Mid-single digit % growth	Mid-single digit % growth
Effective tax rate	**35%**	24.5% - 25%	24.5% - 25%

(1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains.
(2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, merger-related expenses and amortization of intangibles.

First Citizens BancShares

forever first

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Appendix Section IV

33

BancShares Balance Sheets (unaudited)

($ in millions)

	4Q22 BancShares	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	4Q21 BancShares
ASSETS					
Cash and due from banks	$ 518	$ 481	$ 583	$ 523	$ 338
Interest-earning deposits at banks	5,025	6,172	6,476	9,285	9,115
Investment in marketable equity securities	95	92	94	100	98
Investment securities available for sale	8,995	9,088	9,210	9,295	9,203
Investment securities held to maturity	10,279	9,661	9,832	10,074	3,809
Assets held for sale	60	21	38	83	99
Loans and leases	70,781	69,790	67,735	65,524	32,372
Allowance for credit losses	(922)	(882)	(850)	(848)	(178)
Loans and leases, net of allowance for credit losses	**69,859**	**68,908**	**66,885**	**64,676**	**32,194**
Operating lease equipment, net	8,156	7,984	7,971	7,972	—
Premises and equipment, net	1,456	1,410	1,415	1,431	1,233
Goodwill	346	346	346	346	346
Other intangible assets	140	145	150	156	19
Other assets	4,369	5,002	4,673	4,656	1,855
Total assets	**$ 109,298**	**$ 109,310**	**$ 107,673**	**$ 108,597**	**$ 58,309**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 24,922	$ 26,587	$ 26,576	$ 25,867	$ 21,405
Interest-bearing	64,486	60,966	62,753	65,730	30,001
Total deposits	**89,408**	**87,553**	**89,329**	**91,597**	**51,406**
Credit balances of factoring clients	995	1,147	1,070	1,150	—
Short-term borrowings	2,186	3,128	646	616	589
Long-term borrowings	4,459	5,215	3,813	2,676	1,195
Total borrowings	6,645	8,343	4,459	3,292	1,784
Other liabilities	2,588	2,434	2,173	1,988	381
Total liabilities	**99,636**	**99,477**	**97,031**	**98,027**	**53,571**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	340
Common stock	15	15	16	16	10
Additional paid in capital	4,109	4,506	5,345	5,344	—
Retained earnings	5,392	5,160	4,865	4,634	4,378
Accumulated other comprehensive (loss) income	(735)	(729)	(465)	(305)	10
Total stockholders' equity	**9,662**	**9,833**	**10,642**	**10,570**	**4,738**
Total liabilities and stockholders' equity	**$ 109,298**	**$ 109,310**	**$ 107,673**	**$ 108,597**	**$ 58,309**

First Citizens BancShares

forever first

34

BancShares Income Statements (unaudited)

($ in millions)

	4Q22 BancShares	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	4Q21 BancShares	YTD22 BancShares	YTD21 BancShares
INTEREST INCOME							
Interest and fees on loans	$ 892	$ 785	$ 655	$ 621	$ 328	$ 2,953	$ 1,295
Interest on investment securities	92	90	89	83	39	354	145
Interest on deposits at banks	56	31	13	6	4	106	11
Total interest income	**1,040**	**906**	**757**	**710**	**371**	**3,413**	**1,451**
INTEREST EXPENSE							
Deposits	176	78	42	39	8	335	33
Borrowings	62	33	15	22	6	132	28
Total interest expense	238	111	57	61	14	467	61
Net interest income	**802**	**795**	**700**	**649**	**357**	**2,946**	**1,390**
Provision (benefit) for credit losses	79	60	42	464	(5)	645	(37)
Net interest income after provision for credit losses	**723**	**735**	**658**	**185**	**362**	**2,301**	**1,427**
NONINTEREST INCOME							
Rental income on operating lease equipment	224	219	213	208	—	864	—
Fee income and other service charges	45	44	39	35	11	163	42
Wealth management services	35	35	37	35	33	142	129
Service charges on deposit accounts	23	21	28	28	26	100	95
Factoring commissions	26	24	27	27	—	104	—
Cardholder services, net	26	25	26	25	22	102	87
Merchant services, net	8	8	9	10	7	35	33
Insurance commissions	13	11	11	12	4	47	16
Realized gain on sale of investment securities available for sale, net	—	—	—	—	—	—	33
Fair value adjustment on marketable equity securities, net	2	(2)	(6)	3	3	(3)	34
Bank-owned life insurance	7	8	9	8	1	32	3
Gain on sale of leasing equipment, net	2	2	5	6	—	15	—
Gain on acquisition	—	—	—	431	—	431	—
Gain on extinguishment of debt	—	1	—	6	—	7	—
Other noninterest income	18	37	26	16	7	97	36
Total noninterest income	**429**	**433**	**424**	**850**	**114**	**2,136**	**508**
NONINTEREST EXPENSE							
Depreciation on operating lease equipment	88	87	89	81	—	345	—
Maintenance and other operating lease expenses	47	52	47	43	—	189	—
Salaries and benefits	352	351	341	352	193	1,396	759
Net occupancy expense	50	47	48	49	30	194	117
Equipment expense	55	55	54	52	30	216	119
Professional fees	13	13	15	16	7	57	20
Third-party processing fees	26	27	26	24	16	103	60
FDIC insurance expense	5	5	9	12	4	31	14
Marketing	21	15	9	8	3	53	10
Merger-related expenses	29	33	34	135	9	231	29
Intangible asset amortization	6	5	6	6	3	23	12
Other noninterest expense	68	70	67	32	28	237	94
Total noninterest expense	**760**	**760**	**745**	**810**	**323**	**3,075**	**1,234**
Income before income taxes	**392**	**408**	**337**	**225**	**153**	**1,362**	**701**
Income tax (benefit) expense	135	93	82	(46)	30	264	154
Net income	**$ 257**	**$ 315**	**$ 255**	**$ 271**	**$ 123**	**$ 1,098**	**$ 547**
Preferred stock dividends	**$ 14**	**$ 12**	**$ 17**	**$ 7**	**$ 4**	**$ 50**	**$ 18**
Net income available to common stockholders	**$ 243**	**$ 303**	**$ 238**	**$ 264**	**$ 119**	**$ 1,048**	**$ 529**

First Citizens BancShares

forever first

35 4Q21 YTD21 BancShares BancShares ROA 0.84% 1.00 % PPNR ROA 1.01% 1.21 % NIM 2.58% 2.66 % Net charge-off ratio (0.01) % 0.03 % Efficiency ratio 66.31% 65.11 % Tangible capital to tangible assets (2) 6.96% 6.96 % Loan to deposits ratio (2) 62.97% 62.97 % ACL to total loans and leases (2) 0.55% 0.55 % Noninterest bearing deposits to total deposits (2) 41.64% 41.64 % Cost of deposits (2) 0.06% 0.07 % Cost of interest bearing deposits (2) 0.11% 0.12 % Cost of interest bearing liabilities (2) 0.19% 0.21 % Nonaccrual loans to total loans and leases (2) 0.37% 0.37 % ACL / Net charge-offs (2) NM 19.9 x BancShares Financial Ratios (unaudited) (1) (1) The above table includes ratios for legacy BancShares 2021 historical period. Within the presentation, these ratios are presented as if legacy BancShares and legacy CIT were combined for the 2021 historical period. (2) Ratios are not provided for periods not included in the presentation.

36

Noninterest income

($ in millions)

	Quarter-to-date				4Q22 Change vs 3Q22	
	4Q22 BancShares	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	$	%
Rental income on operating lease equipment	$ 224	$ 219	$ 213	$ 208	$ 5	2.4 %
Fee income and other service charges	45	44	39	35	1	4.6
Wealth management services	35	35	37	35	—	0.5
Service charges on deposit accounts	23	21	28	28	2	12.7
Factoring commissions	26	24	27	27	2	5.2
Cardholder services, net	26	25	26	25	1	3.0
Merchant services, net	8	8	9	10	—	(0.1)
Insurance commissions	13	11	11	12	2	8.9
Fair value adjustment on marketable equity securities, net	2	(2)	(6)	3	4	(179.5)
Bank-owned life insurance	7	8	9	8	(1)	(14.9)
Gain on sale of leasing equipment, net	2	2	5	6	—	25.1
Gain on acquisition	—	—	—	431	—	—
Gain on extinguishment of debt	—	1	—	6	(1)	(126.0)
Other noninterest income	18	37	26	16	(19)	(50.9)
Total noninterest income - GAAP	**$ 429**	**$ 433**	**$ 424**	**$ 850**	**$ (4)**	**(0.8)%**
Depreciation on operating lease equipment	$ (88)	$ (87)	$ (89)	$ (81)	$ (1)	1.1 %
Maintenance and other operating lease expenses	(47)	(52)	(47)	(43)	5	(9.6)
Fair value adjustment on marketable equity securities, net	(2)	2	6	(3)	(4)	(200.0)
Gain on sale of leasing equipment, net	(2)	(2)	(5)	(6)	—	—
Gain on acquisition	—	—	—	(431)	—	—
Gain on extinguishment of debt	—	(1)	—	(6)	1	(100.0)
Other noninterest income	—	(5)	(6)	—	5	(100.0)%
Total notable items	**$ (139)**	**$ (145)**	**$ (141)**	**$ (570)**	**$ 6**	**(4.1)%**
Rental income on operating lease equipment	$ 89	$ 80	$ 77	$ 84	$ 9	2.4 %
Fee income and other service charges	45	44	39	35	1	4.6
Wealth management services	35	35	37	35	—	0.5
Service charges on deposit accounts	23	21	28	28	2	12.7
Factoring commissions	26	24	27	27	2	5.2
Cardholder services, net	26	25	26	25	1	3.0
Merchant services, net	8	8	9	10	—	(0.1)
Insurance commissions	13	11	11	12	2	8.9
Bank-owned life insurance	7	8	9	8	(1)	(14.9)
Other noninterest income	18	32	20	16	(14)	(42.7)%
Total noninterest income - adjusted	**$ 290**	**$ 288**	**$ 283**	**$ 280**	**$ 2**	**(0.5)%**

First Citizens BancShares

forever first

Note – Adjusted noninterest income is Non-GAAP and excludes notable items as detailed on page 12.

37

Noninterest expense

($ in millions)

	Quarter-to-date				4Q22 Change vs 3Q22	
	4Q22 BancShares	3Q22 BancShares	2Q22 BancShares	1Q22 BancShares	$	%
Depreciation on operating lease equipment	$ 88	$ 87	$ 89	$ 81	$ 1	1.3 %
Maintenance and other operating lease expenses	47	52	47	43	(5)	(8.7)
Salaries and benefits	352	351	341	352	1	0.6
Net occupancy expense	50	47	48	49	3	4.4
Equipment expense	55	55	54	52	—	1.0
Professional fees	13	13	15	16	—	3.1
Third-party processing fees	26	27	26	24	(1)	(1.0)
FDIC insurance expense	5	5	9	12	—	(6.1)
Marketing	21	15	9	8	6	45.3
Merger-related expenses	29	33	34	135	(4)	(11.6)
Intangible asset amortization	6	5	6	6	1	(2.9)
Other noninterest expense	68	70	67	32	(2)	(4.7)
Total noninterest expense - GAAP	**$ 760**	**$ 760**	**$ 745**	**$ 810**	**$ —**	**0.1 %**
Depreciation on operating lease equipment	$ (88)	$ (87)	$ (89)	$ (81)	$ (1)	1.1 %
Maintenance and other operating lease expenses	(47)	(52)	(47)	(43)	5	(9.6)
Merger-related expenses	(29)	(33)	(34)	(135)	4	(12.1)
Intangible asset amortization	(6)	(5)	(6)	(6)	(1)	20.0
Other noninterest expense	—	(6)	(3)	27	6	(100.0)
Total notable items	**$ (170)**	**$ (183)**	**$ (179)**	**$ (238)**	**$ 13**	**(7.1)%**
Salaries and benefits	$ 352	$ 351	$ 341	$ 352	$ 1	0.6 %
Net occupancy expense	50	47	48	49	3	4.4
Equipment expense	55	55	54	52	—	1.0
Professional fees	13	13	15	16	—	3.1
Third-party processing fees	26	27	26	24	(1)	(1.0)
FDIC insurance expense	5	5	9	12	—	(6.1)
Marketing	21	15	9	8	6	45.3
Other noninterest expense	68	64	64	59	4	2.7
Total nontinterest expense - adjusted	**$ 590**	**$ 577**	**$ 566**	**$ 572**	**$ 13**	**1.3 %**

First Citizens BancShares

forever first

Note – Adjusted noninterest expense is Non-GAAP and excludes notable items as detailed on page 12.

38 (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 4Q22 (1) ($ in millions) Carrying Value (2) % of Portfolio Yield (3) Duration (Years) AFS Portfolio U.S. Treasury $ 1,898 10% 1.08% 2.0 Government agency 162 1 3.51 0.4 Commerical mortgage-backed securities 1,604 8 2.92 2.3 Residential mortgage-backed securities 4,795 25 2.05 4.8 Corporate bonds 536 3 5.74 2.1 Total AFS portfolio $ 8,995 47% 2.25% 3.5 HTM portfolio U.S. Treasury $ 474 2% 1.37% 4.3 Government agency 1,548 8 1.50 4.2 Commerical mortgage-backed securities 3,355 17 1.76 3.3 Residential mortgage-backed securities 4,605 24 1.74 6.6 Other investments 297 2 1.56 5.9 Total HTM portfolio $ 10,279 53% 1.69% 5.0 Grand total $ 19,724 100% 1.95% 4.3 Debt Securities Overview

39

Average Balances and Yields

($ in millions)

	4Q22			3Q22			4Q21			Change vs. 3Q22			Change vs. 4Q21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases (1)	$ 69,290	$ 892	5.09%	$ 67,733	$ 785	4.58%	$ 63,962	$ 668	4.13%	$ 1,557	$ 107	0.51 %	$ 5,328	$ 224	0.96 %
Investment securities	18,876	92	1.95	19,119	90	1.88	17,618	60	1.34	(243)	2	0.07	1,258	32	0.61
Interest-earning deposits at banks	6,193	56	3.60	5,685	31	2.17	14,481	5	0.14	508	25	1.43	(8,288)	51	3.46
Total interest-earning assets (1)	**$ 94,359**	**$ 1,040**	**4.36%**	**$ 92,537**	**$ 906**	**3.87%**	**$ 96,061**	**$ 733**	**3.01%**	**$ 1,822**	**$ 134**	**0.49 %**	**$ (1,702)**	**$ 307**	**1.35 %**
Interest-bearing deposits	$ 62,532	$ 176	1.12%	$ 61,545	$ 78	0.50%	$ 65,354	$ 53	0.32%	$ 987	$ 98	0.62 %	$ (2,822)	$ 123	0.80 %
Securities sold under customer repurchase agreements	514	—	0.27	617	1	0.16	650	1	0.16	(103)	(1)	0.11	(136)	(1)	0.11
Other short-term borrowings	2,080	20	3.72	1,188	8	2.57	—	—	—	892	12	1.15	2,080	20	3.72
Long-term borrowings	4,800	42	3.42	3,803	24	2.59	5,467	60	4.40	997	18	0.83	(667)	(18)	(0.98)
Total borrowings	$ 7,394	$ 62	3.28%	$ 5,608	$ 33	2.32%	$ 6,117	$ 61	3.94%	$ 1,786	$ 29	0.96 %	$ 1,277	$ 1	(0.66)%
Total interest-bearing liabilities	**$ 69,926**	**$ 238**	**1.35%**	**$ 67,153**	**$ 111**	**0.65%**	**$ 71,471**	**$ 114**	**0.62%**	**$ 2,773**	**$ 127**	**0.70 %**	**$ 67,153**	**$ 124**	**0.73 %**
Net interest income		**$ 802**			**$ 795**			**$ 619**			**$ 7**			**$ 183**	
Net interest spread (1)			**3.01%**			**3.22%**			**2.39%**			**-0.21 %**			**0.62 %**
Net interest margin (1)			**3.36%**			**3.40%**			**2.56%**			**-0.04 %**			**0.80 %**

	YTD22			YTD21			Change vs. YTD21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases (1)	$ 66,634	$ 2,953	4.41%	$ 65,639	$ 2,697	4.09%	$ 995	$ 256	0.32 %
Investment securities	19,166	354	1.85	16,110	216	1.32	3,056	138	0.53
Interest-earning deposits at banks	7,726	106	1.38	13,246	17	0.13	(5,520)	89	1.25
Total interest-earning assets (1)	**$ 93,526**	**$ 3,413**	**3.63%**	**$ 94,995**	**$ 2,930**	**3.07%**	**$ (1,469)**	**$ 483**	**0.56 %**
Interest-bearing deposits	$ 63,598	$ 335	0.53%	$ 65,295	$ 239	0.37%	$ (1,697)	$ 96	0.16 %
Securities sold under customer repurchase	590	1	0.19	660	1	0.20	(70)	—	(0.01)
Other short-term borrowings	824	28	3.30	—	—	—	824	28	3.30
Long-term borrowings	3,882	103	2.64	5,915	249	4.15	(2,033)	(146)	(1.51)
Total borrowings	$ 5,296	$ 132	2.47%	$ 6,575	$ 250	3.75%	$ (1,279)	$ (118)	(1.28)%
Total interest-bearing liabilities	**$ 68,894**	**$ 467**	**0.68%**	**$ 71,870**	**$ 489**	**0.68%**	**$ (2,976)**	**$ (22)**	**— %**
Net interest income		**$ 2,946**			**$ 2,441**			**$ 505**	
Net interest spread (1)			**2.95%**			**2.39%**			**0.56 %**
Net interest margin (1)			**3.14%**			**2.55%**			**0.59 %**

First Citizens BancShares

forever first

Note – The financial data and/or ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the 2021 historical period. The Combined measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of the Combined (Non-GAAP) to BancShares (GAAP) measures

(1) The balance and rate presented is calculated net of average credit balances of factoring clients.

40 Highlights • The Commercial Banking segment saw a slight decline in loan balances as Commercial Services (factoring) balances declined $448 million compared to the linked quarter due to seasonal declines from the third quarter high mark. This decline was partially offset by Business Capital which increased loans $193 million (15% annualized). • Commercial Services (factoring) volume totaled $6.5 billion, which was a decrease of approximately $300 million from the prior quarter as a result of seasonal changes and slowed customer orders resulting from the macroeconomic environment. • Business Capital had another strong quarter of growth. Outlook remains solid, but we expect flattening compared to the prior year given macroeconomic factors and sustained inflation. • Credit quality does not show any meaningful signs of deterioration outside of a few pockets in Business Capital and Real Estate Finance. Total net charge-offs increased to 32 bps, up from 24 bps in the third quarter. Note – The Commercial Banking segment includes Commercial Finance, Real Estate Finance and Business Capital. (Actual balances; $ in millions) 4Q22 3Q22 Income Statement Net interest income $ 244 $ 230 Noninterest income 141 133 Net revenue 385 363 Noninterest expenses 188 186 Pre-provision net revenue 197 177 Provision (benefit) for credit losses 59 58 Segment income before taxes 138 119 Income taxes 39 25 Segment net income $ 99 $ 94 Balance Sheet Loans and leases $ 27,782 $ 28,023 Deposits 3,225 3,682 Factoring volume 6,497 6,801 Commercial Banking Segment

41 Highlights • The General Banking segment had strong loan growth over the prior quarter (15% annualized) driven primarily by business & commercial loan growth in the branch network and growth in Mortgage due to both strong loan production and slowing prepay speeds on existing balances. • Deposits increased by $1.7 billion compared to the third quarter, primarily driven by increases in the Direct Bank ($2.5 billion, 72% annualized). • Net interest income increased $52 million, or by 10%, compared to the linked quarter due to positive loan growth in the quarter and increases to funding credit in the deposit portfolios. • Credit quality remains strong, with no apparent stresses on the portfolio. • We continue to place an emphasis on strengthening digital capabilities and refining our branch network to ensure sales strategies align with client preferences regarding channel selection and declines in transactional activity. Note – The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. (Actual balances; $ in millions) 4Q22 3Q22 Income Statement Net interest income $ 546 $ 495 Noninterest income 111 118 Net revenue 657 613 Noninterest expenses 360 410 Pre-provision net revenue 297 203 Provision (benefit) for credit losses 15 2 Segment income before taxes 282 201 Income taxes 70 55 Segment net income $ 212 $ 146 Balance Sheet Loans and leases $ 42,921 $ 41,693 Deposits 84,361 82,730 Other Key Metrics Number of branches 550 559 Wealth management assets under management ($B) $ 34.2 $ 31.8 Card volume 4,131 4,001 Merchant volume 1,640 1,728 General Banking Segment

42 Highlights • Fleet utilization increased to 97.7% in the fourth quarter from 96.2% in the linked quarter. Utilization represents the highest level since 4Q18. • In the fourth quarter, the renewal re-pricing rate was 130% of the prior rate driven by broad-based strength across the portfolio. • Net revenue on operating leases increased by $6 million due to higher rental income and lower maintenance plus depreciation expenses. • Short-term outlook continues to be positive but is mixed across commodity markets. Overall, any further improvement in conditions will likely be limited and/or uneven as velocity improves and/or economic softness seeps into the carload markets. • The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle. (Actual balances ; $ in millions) 4Q22 3Q22 Income Statement Rental income on operating lease equipment $ 168 $ 165 Depreciation on operating lease equipment 45 44 Maintenance and other operating lease expenses 47 52 Adjusted rental income on operating lease equipment 76 69 Interest expense, net 23 20 Noninterest income (5) 6 Noninterest expense 15 15 Segment income before income taxes 33 40 Provision for income taxes 9 10 Segment net income $ 24 $ 30 Balance Sheet Operating lease equipment, net $ 7,433 $ 7,248 Other Key Metrics Railcars and locomotives 119,169 118,515 Utilization 97.7% 96.2 % Average age of cars in years 15 14 Renewal rate to previous rate 130% 105 % Rail Segment

43 December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 Loans and leases (1) Beginning balance - unamortized fair value mark $ (131) $ (146) $ (145) $ (40) $ (65) Additions - Merger with CIT Group Inc. — — — (388) — PCD “gross up” — — — 284 — Accretion 13 15 (1) (1) 25 Ending balance $ (118) $ (131) $ (146) $ (145) $ (40) Core deposits and other intangibles Beginning balance $ 145 $ 150 $ 156 $ 19 $ 31 Additions - Merger with CIT Group Inc. — — — 143 — Amortization (5) (5) (6) (6) (12) Ending balance $ 140 $ 145 $ 150 $ 156 $ 19 Deposits (2) Beginning balance - unamortized fair value mark $ (41) $ (49) $ (57) $ (2) $ (4) Additions - Merger with CIT Group Inc. — — — (66) — Amortization 7 8 8 11 2 Ending balance $ (34) $ (41) $ (49) $ (57) $ (2) Borrowings (2) Beginning balance - unamortized fair value mark $ (93) $ (100) $ (107) $ 2 $ 4 Additions - Merger with CIT Group Inc. — — — (258) — Amortization 7 7 7 21 (2) Adjustments (3) — — — 128 — Ending balance $ (86) $ (93) $ (100) $ (107) $ 2 Note – The balances above include the impact of the merger with CIT as well as other acquisitions prior to December 31, 2021. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. (3) On February 24, 2022, approximately $3.0 billion in legacy CIT debt was redeemed. Purchase accounting marks ($ in millions)

44 Rating agency focusS&P Moody’s First Citizens BancShares, Inc. BBB Baa2 First-Citizens Bank & Trust Company BBB+ Baa2 Outlook Negative Stable • Solid business profile, strong franchise and diversified business model. • Historically conservative risk appetite with low credit losses over time. • Solid balance sheet, including healthy liquidity and capitalization. • BancShares’ ownership structure allows the company to prioritize longer-term strategic objectives over short-term performance. • Successful integration of CIT merger remains a key focus. • Successful execution will be key to ensuring funding, risk and profitability profiles remain strong. Note – Credit ratings were last updated on the following dates: S&P - 3/25/2022, and Moody’s - 8/2/2022. Note that First Citizens withdrew its rating from Fitch in January 2023. Credit Ratings

Non-GAAP Reconciliations Section V

46

Combined Balance Sheets (unaudited)

($ in millions)

	4Q21		
	BancShares (GAAP)	CIT	Combined (Non-GAAP)
Assets			
Cash and due from banks	$ 338	$ 141	$ 479
Interest-earning deposits at banks	9,115	$ 2,874	11,989
Securities purchased under agreements to resell	—	$ —	—
Investment in marketable equity securities	98	$ —	98
Investment securities available for sale	9,203	$ 6,594	15,797
Investment securities held to maturity	3,809	$ 3	3,812
Assets held for sale	99	53	152
Loans and leases	32,372	32,839	65,211
Allowance for credit losses	(178)	(713)	(891)
Loans and leases, net of allowance for credit losses	**$ 32,194**	**$ 32,126**	**$ 64,320**
Operating lease equipment, net	—	8,024	8,024
Premises and equipment, net	1,233	169	1,402
Goodwill	346	—	346
Other intangible assets	177	368	545
Other assets	1,855	3,154	5,009
Total assets	**$ 58,309**	**$ 53,240**	**$ 111,549**
Liabilities			
Deposits:			
Noninterest-bearing	$ 21,405	$ 3,284	$ 24,689
Interest-bearing	30,001	36,087	66,088
Total deposits	**51,406**	**39,371**	**90,777**
Credit balances of factoring clients	—	1,533	1,533
Short-term borrowings	589	—	589
Long-term borrowings	1,195	4,251	5,446
Total borrowings	1,784	4,251	6,035
Other liabilities	381	1,782	2,163
Total liabilities	**53,571**	**46,937**	**100,508**
Stockholders' equity			
Preferred stock	340	525	865
Total common stock	10	2	12
Additional paid in capital	—	3,760	3,760
Retained earnings	4,378	2,180	6,558
Accumulated other comprehensive (loss) income	10	(164)	(154)
Total stockholders' equity	**4,738**	**6,303**	**11,041**
Total liabilities and stockholders' equity	**58,309**	**53,240**	**111,549**

First Citizens BancShares

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Note – The balance sheet for periods in 2021 reflects the historical balance sheets of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger.

47 Combined Income Statements (unaudited) ($ in millions) Note – The income statements for periods in 2021 reflects the historical income statements of BancShares and CIT on a combined basis to facilitate more meaningful comparisons to historical periods prior to the CIT Merger. 4Q21 YTD 12/31/21 BancShares (GAAP) CIT Combined (Non-GAAP) BancShares (GAAP) CIT Combined (Non-GAAP) Interest income 371 362 733 1,451 1,479 2,930 Interest expense 14 100 114 61 428 489 Net interest income 357 262 619 1,390 1,051 2,441 Provision (benefit) for credit losses (5) (73) (78) (37) (336) (373) Net interest income after provision for credit losses 362 335 697 1,427 1,387 2,814 Noninterest income 114 350 464 508 1,432 1,940 Noninterest expense 323 386 709 1,234 1,589 2,823 Income before income taxes 153 299 452 701 1,230 1,931 Income tax (benefit) expense 30 83 113 154 307 461 Net income 123 216 339 547 923 1,470 Preferred stock dividends 4 12 16 18 30 48 Net income available to common stockholders 119 204 323 529 893 1,422

48

Notable Items [1]

($ in millions, except per share data)

	BancShares 4Q22	BancShares 3Q22	Combined 4Q21	BancShares YTD 22	Combined YTD 21
Rental income on operating lease equipment [2]	$ (135)	$ (139)	$ (140)	$ (534)	$ (550)
Realized gain on sale of investment securities available for sale, net	—	—	—	—	(147)
Fair value adjustment on marketable equity securities, net	(2)	2	(7)	3	(38)
Gain on sale of leasing equipment, net	(2)	(2)	(26)	(15)	(104)
Gain on acquisition	—	—	—	(431)	—
Gain on extinguishment of debt	—	(1)	—	(7)	—
Other noninterest income[3]	—	(5)	(27)	(11)	(105)
Impact on adjusted noninterest income	$ (139)	$ (145)	$ (200)	$ (995)	$ (944)
Depreciation on operating lease equipment [2]	$ (88)	$ (87)	$ (88)	$ (345)	$ (341)
Maintenance and other operating lease expenses [2]	(47)	(52)	(52)	(189)	(209)
Salaries and benefits	—	—	6	—	14
Merger-related expenses	(29)	(33)	(12)	(231)	(37)
Intangible asset amortization	(6)	(5)	(11)	(23)	(45)
Other noninterest expense [4]	—	(6)	—	18	7
Impact on adjusted noninterest expense	$ (170)	$ (183)	$ (157)	$ (770)	$ (611)
CECL Day 2 provision and reserve for unfunded commitments	—	—	—	(513)	—
Provision for credit losses - total adjustments	$ —	$ —	$ —	$ (513)	$ —
Impact on adjusted pre-tax income	$ 31	$ 38	$ (43)	$ 288	$ (333)
Income tax impact [5] [6]	(32)	15	(11)	135	(79)
Impact on adjusted net income	$ 63	$ 23	$ (32)	$ 153	$ (254)
Impact on adjusted diluted EPS	$ 4.27	$ 1.52	N/A [7]	$ 9.84	N/A [7]

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze the Company's performance. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.

(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

(3) Primarily includes the following: 3Q22- contract settlement with a rail customer; YTD22- contract settlement with rail customer and gain on sale of other assets; 2021 periods- legacy CIT notables related to the non-GAAP Combined results of operations.

(4) Primarily includes the following: 3Q22- impairment of a bank owned facility; YTD22- impairment of a bank owned facility and termination of two post retirement benefit plans; 2021 periods- legacy CIT notables related to the non-GAAP Combined results of operations.

(5) Includes $55 million of tax expense related to the early surrender of BOLI policies. During 4Q22, management decided to early surrender $1.2 billion of BOLI policies. This triggered a taxable gain of $160 million and resulted in tax expense of $55 million.

(6) For the non-GAAP Combined periods of 2021, a blended tax rate was applied to each period to arrive at the adjusted net income. For 2022 periods the income tax impact includes tax discrete items and changes in the estimated annualized effective tax rate.

(7) The non-GAAP Combined EPS impact for 2021 periods is not shown given different share totals for each legacy institution.

First Citizens BancShares

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49

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 12/31/2022	BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares YTD 12/31/2022	BancShares YTD 12/31/2021
Net income and EPS									
Net income (GAAP)	a	$	257	315	255	271	123	1,098	547
Preferred stock dividends			14	12	17	7	4	50	18
Net income available to common stockholders (GAAP)	b		243	303	238	264	119	1,048	529
Total notable items, after income tax	c		63	23	32	35	7	153	(20)
Adjusted net income (non-GAAP)	d = (a+c)		320	338	287	306	130	1,251	527
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	306	326	270	299	126	1,201	509
Weighted average common shares outstanding									
Basic	f		14,590,387	15,711,976	16,023,613	15,779,153	9,816,405	15,531,924	9,816,405
Diluted	g		14,607,426	15,727,993	16,035,090	15,779,153	9,816,405	15,549,944	9,816,405
EPS (GAAP)									
Basic	b/f	$	16.69	19.27	14.87	16.70	12.09	67.47	53.88
Diluted	b/g		16.67	19.25	14.86	16.70	12.09	67.40	53.88
Adjusted EPS (non-GAAP)									
Basic	e/f	$	20.97	20.79	16.87	18.95	12.82	77.33	51.88
Diluted	e/g		20.94	20.77	16.86	18.95	12.82	77.24	51.88
Noninterest income and expense									
Noninterest income	h	$	429	433	424	850	114	2,136	508
Impact of notable items, before income tax			(139)	(145)	(141)	(570)	(3)	(995)	(67)
Adjusted noninterest income	i	$	290	288	283	280	111	1,141	441
Noninterest expense	j	$	760	760	745	810	323	3,075	1,234
Impact of notable items, before income tax			(170)	(183)	(179)	(238)	(12)	(770)	(41)
Adjusted noninterest expense	k	$	590	577	566	572	311	2,305	1,193
Provision (benefit) for credit losses		$	79	60	42	464	(5)	645	(37)
Plus: Day 2 provision for credit losses			—	—	—	(513)	—	(513)	—
Adjusted provision (benefit) for credit losses		$	79	60	42	(49)	(5)	132	(37)

First Citizens BancShares

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50

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 12/31/2022	BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares YTD 12/31/2022	BancShares YTD 12/31/2021
PPNR									
Net income (GAAP)	a	$	257	315	255	271	123	1,098	547
Plus:									
Provision (benefit) for credit losses			79	60	42	464	(5)	645	(37)
Income tax expense (benefit)			135	93	82	(46)	30	264	154
PPNR (non-GAAP)	l	$	471	468	379	689	148	2,007	664
Plus: total notable items, before income tax			31	38	38	(332)	9	(225)	(26)
Adjusted PPNR (non-GAAP)	m	$	502	506	417	358	157	1,782	638
ROA									
Net income (GAAP)	a	$	257	315	255	271	123	1,098	547
Annualized net income	n = a annualized		1,020	1,250	1,023	1,099	488	1,098	547
Adjusted net income (non-GAAP)	d		320	338	287	306	130	1,251	527
Annualized adjusted net income	p = d annualized		1,270	1,341	1,151	1,242	516	1,251	527
Average assets	o		109,792	107,987	107,575	110,394	58,116	108,933	54,983
ROA	n/o		0.93 %	1.16 %	0.95 %	1.00 %	0.84 %	1.01 %	1.00 %
Adjusted ROA	p/o		1.15 %	1.24 %	1.07 %	1.12 %	0.89 %	1.15 %	0.96 %
PPNR ROA									
PPNR (non-GAAP)	l	$	471	468	379	689	148	2,007	664
Annualized PPNR	q = l annualized		1,868	1,858	1,519	2,796	589	2,007	664
Adjusted PPNR (non-GAAP)	m		502	506	417	358	157	1,782	638
Annualized PPNR	r = m annualized		1,992	2,009	1,672	1,452	622	1,782	638
PPNR ROA	q/o		1.70 %	1.72 %	1.41 %	2.54 %	1.01 %	1.84 %	1.21 %
Adjusted PPNR ROA	r/o		1.81 %	1.86 %	1.56 %	1.31 %	1.08 %	1.64 %	1.16 %

First Citizens BancShares
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51

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

			BancShares	BancShares	BancShares	BancShares	BancShares	BancShares	BancShares
			QTD	QTD	QTD	QTD	QTD	YTD	YTD
Non-GAAP Reconciliations			12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
ROE and ROTCE									
Annualized net income available to common stockholders	s = b annualized	$	964	1,202	955	1,071	472	1,048	529
Annualized adjusted net income available to common stockholders	t = e annualized	$	1,214	1,293	1,083	1,214	500	1,201	509
Average stockholders' equity (GAAP)		$	9,621	10,499	10,567	10,423	4,633	10,276	4,461
Less: average preferred stock			881	881	881	863	340	878	340
Average common stockholders' equity (non-GAAP)	u	$	8,740	9,618	9,686	9,560	4,293	9,398	4,121
Less: average goodwill			346	346	346	346	350	346	350
Less: average other intangible assets			143	148	153	182	21	156	25
Average tangible common equity (non-GAAP)	v	$	8,251	9,124	9,186	9,032	3,922	8,896	3,746
ROE	s/u		11.05 %	12.49 %	9.87 %	11.18 %	10.96 %	11.15 %	12.84 %
Adjusted ROE	t/u		13.89 %	13.47 %	11.19 %	12.67 %	11.63 %	12.78 %	12.36 %
ROTCE	s/v		11.70 %	13.17 %	10.40 %	11.83 %	12.00 %	11.78 %	14.12 %
Adjusted ROTCE	t/v		14.71 %	14.20 %	11.80 %	13.41 %	12.72 %	13.50 %	13.60 %
Tangible common equity to tangible assets									
Stockholders' equity (GAAP)	w	$	9,662	9,833	10,642	10,570	4,738	9,662	4,738
Less: preferred stock			881	881	881	881	340	881	340
Common equity (non-GAAP)	x	$	8,781	8,952	9,761	9,689	4,398	8,781	4,398
Less: goodwill			346	346	346	346	346	346	346
Less: other intangible assets			140	145	150	156	19	140	19
Tangible common equity (non-GAAP)	y	$	8,295	8,461	9,265	9,186	4,033	8,295	4,033
Total assets (GAAP)	z		109,298	109,310	107,673	108,597	58,309	109,298	58,309
Tangible assets (non-GAAP)	aa		108,812	108,819	107,177	108,095	57,944	108,812	57,944
Total equity to total assets	w/z		8.84 %	9.00 %	9.88 %	9.73 %	8.13 %	8.84 %	8.13 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		7.62 %	7.78 %	8.64 %	8.50 %	6.96 %	7.62 %	6.96 %

First Citizens BancShares
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52

Non-GAAP Reconciliations (BancShares Metrics)

($ in millions, except share and per share data)

Non-GAAP Reconciliations			BancShares QTD 12/31/2022	BancShares QTD 9/30/2022	BancShares QTD 6/30/2022	BancShares QTD 3/31/2022	BancShares QTD 12/31/2021	BancShares YTD 12/31/2022	BancShares YTD 12/31/2021
Book value and tangible book value per common share									
Common shares outstanding at period end	bb		14,506,200	14,976,127	16,002,385	16,001,508	9,816,405	14,506,200	9,816,405
Book value per share	x/bb	$	605.36	597.75	609.95	605.48	447.95	605.36	447.95
Tangible book value per share	y/bb	$	571.89	564.97	578.92	574.09	410.74	571.89	410.74
Efficiency ratio									
Net interest income	cc	$	802	795	700	649	357	2,946	1,390
Efficiency ratio (GAAP)	j / (h + cc)		61.74 %	61.91 %	66.34 %	53.96 %	68.52 %	60.50 %	64.98 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		54.08 %	53.32 %	57.55 %	61.50 %	66.31 %	56.40 %	65.11 %
Rental income on operating lease equipment									
Rental income on operating lease equipment		$	224	219	213	208	—	864	—
Less:									
Depreciation on operating lease equipment			88	87	89	81	—	345	—
Maintenance and other operating lease expenses			47	52	47	43	—	189	—
Adjusted rental income on operating lease equipment			89	80	77	84	—	330	—
Rental income on operating lease equipment: Rail segment									
Rental income on operating lease equipment		$	168	165	160	159	—	652	—
Less:									
Depreciation on operating lease equipment			45	44	47	41	—	176	—
Maintenance and other operating lease expenses			47	52	47	43	—	189	—
Adjusted rental income on operating lease equipment			76	69	66	75	—	287	—

First Citizens BancShares
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53 Non-GAAP Reconciliations (Combined Metrics) ($ in millions) Combined Combined QTD YTD Non-GAAP Reconciliations 12/31/2021 12/31/2021 Net income Net income (GAAP) a $ 339 1,470 Preferred stock dividends 16 48 Net income available to common stockholders (GAAP) b 323 1,422 Total notable items, after income tax c (32) (254) Adjusted net income (non-GAAP) d = (a+c) 307 1,216 Adjusted net income available to common stockholders (non-GAAP) e = (b+c) $ 291 1,168 Noninterest income and expense Noninterest income h 464 1,940 Impact of notable items, before income tax (200) (944) Adjusted noninterest income i 264 996 Noninterest expense j 709 2,823 Impact of notable items, before income tax (157) (611) Adjusted noninterest expense k 552 2,212 Provision (benefit) for credit losses Provision (benefit) for credit losses (78) (373) Plus: Day 2 provision for credit losses — — Adjusted provision (benefit) for credit losses (78) (373)

54 Non-GAAP Reconciliations (Combined Metrics) ($ in millions, except share and per share data) Combined Combined QTD YTD Non-GAAP Reconciliations 12/31/2021 12/31/2021 PPNR Net income (GAAP) a $ 339 1,470 Plus: Provision (benefit) for credit losses (78) (373) Income tax expense (benefit) 113 461 PPNR (non-GAAP) l $ 374 1,558 Plus: total notable items, before income tax (43) (333) Adjusted PPNR (non-GAAP) m $ 331 1,225 ROA Net income (GAAP) a $ 339 1,470 Annualized net income n = a annualized 1,345 1,470 Adjusted net income (non-GAAP) d 307 1,216 Annualized adjusted net income p = d annualized 1,218 1,216 Average assets o 112,076 110,437 ROA n/o 1.20% 1.33 % Adjusted ROA p/o 1.09% 1.10 % PPNR ROA PPNR (non-GAAP) l $ 374 1,558 Annualized PPNR q = l annualized 1,484 1,558 Adjusted PPNR (non-GAAP) m 331 1,225 Annualized PPNR r = m annualized 1,315 1,225 PPNR ROA q/o 1.33% 1.41 % Adjusted PPNR ROA r/o 1.17% 1.11%

55 Non-GAAP Reconciliations (Combined Metrics) ($ in millions, except share and per share data) Combined Combined QTD YTD Non-GAAP Reconciliations 12/31/2021 12/31/2021 Efficiency ratio Net interest income cc $ 619 2,441 Efficiency ratio (GAAP) j / (h + cc) 65.40% 64.43 % Adjusted efficiency ratio (non-GAAP) k / (i + cc) 62.51% 64.34 % Rental income on operating lease equipment Rental income on operating lease equipment $ 204 773 Less: Depreciation on operating lease equipment 88 341 Maintenance and other operating lease expenses 52 209 Adjusted rental income on operating lease equipment 64 223